Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Annual Report on Form 1-K of HappyNest REIT, Inc. of our report dated June 11, 2020, relating to the financial statements of HappyNest REIT, Inc.

/s/ RSM US LLP

McLean, Virginia

June 11, 2020